UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2021

SYNDAX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37708	32-0162505
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building D, Floor 3 35 Gatehouse Drive Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 419-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 24, 2021, Syndax Pharmaceuticals, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with Incyte Corporation (“Incyte”), covering the worldwide development and commercialization of SNDX-6352 (axatilimab). Axatilimab is a monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor, that is currently in clinical development by the Company. The Company has exclusive worldwide development and commercialization rights to axatilimab under a July 2016 license agreement with UCB Biopharma Sprl.

Under the terms of the Collaboration Agreement, Incyte will receive exclusive commercialization rights outside of the United States, subject to its royalty payment obligations set forth below.  In the United States, Incyte and the Company will co-commercialize axatilimab, with the Company having the right to co-promote the product with Incyte, subject to the Company’s exercise of its co-promotion option.  Incyte will be responsible for leading all other aspects of commercialization, including booking all revenue from sales of axatilimab in the United States. The Company and Incyte will share equally the profits and losses from the co-commercialization efforts in the United States. The Company and Incyte have agreed to co-develop axatilimab and to share development costs associated with global and U.S.-specific clinical trials, with Incyte responsible for 55% of such costs and the Company responsible for 45% of such costs. Each company will be responsible for funding any independent development activities. All development costs related to the collaboration will be subject to a joint development plan.

Incyte has agreed to pay the Company an upfront non-refundable payment of $117 million. The Company will be eligible to receive up to $220 million in future contingent development and regulatory milestones and up to $230 million in commercialization milestones as well as tiered royalties ranging in the mid-teens percentage on net sales of the licensed product comprising axatilimab in Europe and Japan and low double digit percentage in the rest of the world outside of the United States. The Company’s right to receive royalties in any particular country will expire upon the last to occur of (a) the expiration of licensed patent rights covering the licensed product in that particular country, (b) a specified period of time after the first post-marketing authorization sale of a licensed product in that country, and (c) the expiration of any regulatory exclusivity for that licensed product in that country (the “Royalty Term”).

The Collaboration Agreement contains provisions for termination by (a) the Company upon a challenge of certain licensed patents specified in the Collaboration Agreement by Incyte, (b) either party for an uncured material breach, (c) Incyte for convenience, and (d) either party upon the insolvency of the other party. Unless terminated earlier in accordance with its terms, the Collaboration Agreement will continue on a country-by-country and licensed product-by-licensed product basis (y) in each country outside of the United States until the end of applicable the Royalty Term of such licensed product in such country and (z) with respect to the United States, for so long as Incyte is developing or commercializing such licensed product in the United States. The Collaboration Agreement contains, among other provisions, customary representation and warranties, indemnification obligations and confidentiality and intellectual property provisions.

The effectiveness of the Collaboration Agreement and Purchase Agreement described below are conditioned on the early termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Waiting Period”); however, certain confidentiality, antitrust filing and other provisions became effective upon execution of the Collaboration Agreement.

In addition, under the Collaboration Agreement and pursuant to a stock purchase agreement (the “Purchase Agreement”), Incyte has agreed to purchase 1,421,523 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) for an aggregate purchase price of $35 million, or $24.62 per share.  The price per Share represents a 30% premium to the simple average of the daily closing volume weighted average price of the Common Stock for the 10 trading days immediately prior to the execution date of the Collaboration Agreement. Under the Purchase Agreement, Incyte has agreed, subject to limited exceptions, not to sell or otherwise transfer any of the Shares for a six-month period. Closing of the purchase of the Shares is expected to occur concurrently with the effectiveness of the Collaboration Agreement following early termination or expiration of the HSR Waiting Period and is subject to customary conditions, as well as the continued effectiveness of the Collaboration Agreement.

The foregoing descriptions of the terms of each of the Collaboration Agreement and the Purchase Agreement do not purport to be complete and are qualified in their entirety by the full text of each agreement. The Company intends to file a copy of each of the Collaboration Agreement and the Purchase Agreement with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 7.01.	Regulation FD Disclosure.

On September 27, 2021, the Company and Incyte issued a press release relating to the Collaboration Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements.

This Current Report on Form 8-K includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or by variations of such words or by similar expressions. The forward-looking statements include statements relating to, among other things, the Company’s proposed collaboration with the Incyte and the Company’s worldwide development and commercialization of SNDX-6352 (axatilimab). The Company has based these forward-looking statements on its current expectations and assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate under the circumstances. However, whether actual results and developments will conform with the Company’s expectations and predictions is subject to a number of risks and uncertainties, including the anticipated completion of the Company’s proposed transaction with Incyte, the outcome of the Company’s proposed collaboration with Incyte and other factors, many of which are beyond the control of the Company. Refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and comparable “risk factors” sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the U.S. Securities and Exchange Commission (the “SEC”) and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this Current Report on Form 8-K are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K. Except as required by law, the Company does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 27, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Briggs W. Morrison, M.D.
Briggs W. Morrison, M.D.
Chief Executive Officer

Dated: September 27, 2021